EXHIBIT 99.1
Blue Hills Bancorp, Inc. Announces Third Quarter 2014 Earnings
NORWOOD, Mass.--(BUSINESS WIRE)—Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income, excluding certain nonrecurring items, of $836,000 for the third quarter of 2014 compared to net income of $761,000 for the second quarter of 2014 and net income of $372,000 for the third quarter of 2013. Net income, excluding certain nonrecurring items, was $2,032,000 for the first nine months of 2014 versus net income of $1,560,000 for the first nine months of 2013.

The following nonrecurring items were excluded from the results discussed above:

•
A pre-tax expense of $7,000,000 recorded in the third quarter of 2014 related to the Company's funding of a new charitable foundation at the time of the mutual to stock conversion that was completed on July 21, 2014 and was previously disclosed. The Foundation was funded with 694,113 shares of Blue Hills Bancorp, Inc. stock and $57,000 in cash.

•	A pre-tax pension curtailment gain of $1,304,000 recorded in the third quarter of 2014 related to the Company's decision to freeze its defined benefit pension plan as of October 31, 2014.

•	Pre-tax expenses of $51,000 in the third quarter of 2014, $330,000 in the second quarter of 2014, and $869,000 for the first nine months of 2014 related to the Company's mutual to stock conversion.

•
Pre-tax expenses of $2,000 in the third quarter of 2014, $173,000 in the second quarter of 2014, and $950,000 for the first nine months of 2014 related to the January 2014 Nantucket Bank acquisition. The Company also incurred expenses related to this acquisition of $233,000 in the third quarter of 2013.

•	Pre-tax gains of $401,000 in the third quarter of 2013 and $1,872,000 in the first nine months of 2013 related to death benefits received on bank-owned life insurance.

On a GAAP basis, which includes the nonrecurring items discussed above, the Company reported a net loss of $2,958,000 for the third quarter of 2014 compared to net income of $429,000 for the second quarter of 2014 and net income of $619,000 for the third quarter of 2013. The Company also reported a net loss of $2,928,000 for the first nine months of 2014 compared to net income of $3,278,000 for the first nine months of 2013.

“We were energized by the strong reception our stock received from depositors during the initial public offering that was completed in late July", said William Parent, President and Chief Executive Officer of Blue Hills Bancorp. "The stock's performance has been strong since the IPO and we were pleased to be added to the Russell 2000 index at the end of September. As we go forward, we will be carefully assessing our options for deploying the new capital as we continue to work towards transforming the Company into a diversified, full-service community bank. In addition, we are committed to remaining very active in the communities we serve and the large contribution made to our Foundation in July will help us meet this commitment."

Mr. Parent continued, "Our third quarter financial statements reflect the progress we continue to make in executing our strategy. Loans and deposits are up 65% and 25%, respectively, over the past year and net interest and dividend income for the first nine months of 2014 is up 75% from the comparable period in 2013. Our January 2014 Nantucket Bank acquisition has gone well as deposit levels there were higher at the end of September than they were on the acquisition date and the Nantucket business has helped boost core fee income categories. We are also very excited by the opening of our new Milton branch in October, which brings our total branch count to ten."

BALANCE SHEET
Total assets at September 30, 2014 were $1.7 billion compared to $1.8 billion at June 30, 2014. As previously announced, the subscription offering period related to the Company’s mutual-to-stock conversion ended on June 19, 2014 and the funds were held in escrow until the closing of the conversion and offering in late July. This resulted in a temporary increase in short-term investments on the June 30, 2014 balance sheet which declined to a more normal level during the third quarter. As a result, short-term investments dropped $242 million from the end of the second quarter and this decline was partially offset by a $124 million, or 12%, increase in loans due, in part, to an increase in loans with floating interest rates. By category, the bulk of the increase in loans was driven by higher levels of residential mortgage and commercial real estate loans. There were also increases in commercial business and construction loans.

Compared to September 30, 2013, total assets increased $467 million, or 38%. Loans accounted for $445 million of the growth in total assets reflecting a combination of originations, purchases and participations as the Company continues to execute on its strategy to diversify its balance sheet, particularly through an expansion of the residential mortgage, commercial real estate and commercial business loan portfolios. In addition, the January 2014 Nantucket Bank acquisition added approximately $100 million of primarily commercial real estate and home equity loans. By category, approximately two-thirds of the growth in loans over the past twelve months came from the residential mortgage and commercial real estate categories.

Total deposits were $1.2 billion at both September 30, 2014 and June 30, 2014. An increase in core deposits, mainly driven by a higher level of money market deposits, was offset by a decline in brokered deposits. Compared with September 30, 2013, deposits increased $231 million, or 25%.  The increase was primarily due to deposits assumed in the Nantucket Bank acquisition, which totaled $275 million as of the acquisition date in January 2014 and have grown slightly since then. Approximately 10% of the deposits assumed in the Nantucket Bank acquisition were certificates of deposit and the remainder was demand, savings and money market deposits.  In addition, the growth in deposits from a year ago reflects a higher level of commercial deposits due to the Company’s increased emphasis on leveraging commercial lending relationships, including those in Nantucket. The increase in deposits from the factors discussed above was partially offset by declines in brokered CDs and in the higher-yielding categories of consumer deposits, reflecting the Company’s strategy of reducing its reliance on higher priced deposits as evidenced by the yield on interest bearing deposits declining to 0.54% for the first nine months of 2014 compared to 0.85% for the comparable period in 2013.

Stockholders’ equity was $410 million at September 30, 2014 compared to $176 million at June 30, 2014 and $172 million at September 30, 2013. The increases from both prior periods reflect the Company's mutual to stock conversion that was completed in July 2014. Proceeds from the stock offering were used to fund asset growth and to pay down debt during the third quarter. As a result, short-term borrowings declined to $75 million at September 30, 2014 from $160 million at June 30, 2014. As part of the conversion, the Company also (1) redeemed $18.7 million of preferred stock that had been issued to the U. S. Treasury as part of the Small Business Lending Fund Program and (2) established an employee stock ownership plan ("ESOP") which acquired 8% of the shares issued in the conversion, including shares contributed to the Foundation. The $22.4 million related to the ESOP is shown as a reduction to stockholders' equity in the balance sheet. The tangible common equity to tangible assets ratio increased to 23.69% at September 30, 2014 from 7.91% at June 30, 2014 as a result of the additional capital received from the mutual to stock conversion.

NET INTEREST INCOME
Net interest and dividend income was $11.4 million in the third quarter of 2014, up $1.5 million, or 15.6%, from $9.9 million in the second quarter of 2014. Net interest margin improved to 2.81% in the third quarter of 2014 from 2.67% in the second quarter of 2014. Net interest income and margin in both quarters were impacted by purchase accounting accretion related to the January 2014 Nantucket Bank acquisition. Accretion in the third quarter contributed $179,000 to net interest income and 4 basis points to net interest margin compared to $779,000 and 21 basis points, respectively, in the second quarter. The reduced impact from purchase accounting accretion in the third quarter was due to fewer loan paydowns. The approximately $3.8 million remaining balance of accretable yield at June 30, 2014 is expected to be recorded to net interest income in future quarters. More than offsetting the negative impact on net interest income and margin from the decline in accretable yield was a $1.2 million increase in dividends from mutual fund investments. The growth in net interest income from the second quarter was also helped by a $117 million, or 12%, increase in average loans. Loan yield fell 34 basis points to 3.55% in the third quarter of 2014 as LIBOR-based floating rate loans grew in proportion to the rest of the portfolio and the contribution to loan yield from purchase accounting accretion declined 25 basis points.

Compared to the third quarter of 2013, net interest and dividend income increased $5.4 million, or 90%, while net interest margin improved 77 basis points. The improvement in both net interest income and margin reflects:

•
The transformation of the Company’s consumer deposits, including the impact of the January 2014 Nantucket Bank acquisition, which reduced the yield on interest bearing deposits to 0.54% in the third quarter of 2014 from 0.78% in the prior year period. In addition, the average balance of noninterest bearing deposits increased to $117 million in the third quarter of 2014 from $30 million in the prior year period.

•	Average equity, another source of noninterest bearing funds, grew $188 million, or 110%, from the third quarter of 2013 as a result of the Company's mutual to stock conversion.

•	Purchase accounting accretion in the third quarter of 2014 contributed $179,000 to net interest income and 4 basis points to net interest margin.

•	Dividends from mutual fund investments increased $1.1 million compared to the third quarter of 2013.
Net interest income was also helped by a $459 million, or 73%, increase in average loans driven by higher levels of loans in all categories, mainly residential mortgages and commercial real estate. A portion of the loan growth from a year ago was in LIBOR-based floating rate loans.

NONINTEREST INCOME
Noninterest income, excluding a $1.3 million pension curtailment gain, was $2.1 million in the third quarter of 2014 compared to $2.3 million in the second quarter of 2014. The decline of $240,000, or 10%, was mainly due to a drop of $842,000 in gains from sales of securities. This was partially offset by a third quarter gain of $240,000 related to a bulk sale of jumbo residential mortgage loans and a $239,000 increase in loan level derivative income as a higher level of commercial customers were interested in converting floating rate loans to fixed rate via interest rate swaps.

Compared to the third quarter of 2013, noninterest income, excluding a $1.3 million pension curtailment gain recognized in the third quarter of 2014 and a $401,000 bank-owned life insurance death benefit recognized in the third quarter of 2013, declined $675,000, or 25%. The decline was driven by a $904,000 drop in gains from sales of securities, the absence of $283,000 of gains on trading assets recognized in the third quarter of 2013 as the trading operation was discontinued, and a $319,000 decline in loan level derivative income from fewer conversions of commercial loans from floating to fixed rate. These declines were partially offset by increases of $189,000 in deposit account fees and $176,000 in interchange and ATM fees primarily driven by the Nantucket Bank acquisition. In addition and as noted above there was a $240,000 gain on a bulk loan sale in the third quarter of 2014.

NONINTEREST EXPENSE
Noninterest expense was $17.7 million in the third quarter of 2014 vs. $10.7 million in the second quarter of 2014. The third quarter included a $7.0 million expense related to the Company's funding of a new charitable foundation that was set up at the time of the mutual-to-stock conversion that was completed on July 21, 2014. The third quarter also included $51,000 related to costs associated with the Company’s mutual-to-stock conversion and $2,000 related to one-time costs associated with the Nantucket Bank acquisition, compared to $330,000 and $173,000, respectively in the second quarter. Excluding the items described above, noninterest expense increased $536,000 from the second quarter. The increase was mainly due to the implementation of the employee stock ownership program which added nearly $500,000 to third quarter expenses. Both the ESOP as well as the decision to freeze the Company's pension plan as of October 31, 2014 were done in connection with the mutual to stock conversion as part of an overall realignment of compensation and benefit programs.

Compared to the third quarter of 2013, noninterest expense increased $10.1 million. The third quarter of 2014 included the $7.0 million expense related to the charitable foundation, $51,000 of expenses associated with the mutual-to-stock conversion, and nearly $500,000 related to the employee stock ownership program. The noninterest expense comparison with the prior year quarter was also heavily impacted by the January 2014 Nantucket Bank acquisition, which caused noninterest expense to increase approximately $1.4 million compared to the third quarter of 2013 taking into account operating expenses, core deposit intangible amortization, and one-time acquisition costs. In addition, operating expenses were boosted by higher costs associated with becoming a diversified community bank, including a continued expansion of the management team and other infrastructure to meet the needs associated with the current business plan as well as increased advertising. On a full time equivalent basis, total employees were 198 at September 30, 2014 compared to 146 at September 30, 2013.

ASSET QUALITY
The provision for loan losses was $1.4 million in the third quarter of 2014 compared to $959,000 in the second quarter of 2014 and $1.1 million in the third quarter of 2013. The provisions in all quarters reflect management’s assessment of the risks inherent in the loan portfolio.

The allowance for loan losses as a percentage of total loans was 1.13% at both September 30, 2014 and June 30, 2014, compared to 1.27% at September 30, 2013. The decline in the allowance coverage ratio from a year ago is due, in part, to placing the loans obtained in the Nantucket Bank acquisition on the balance sheet at estimated fair value. As a result, there was no associated allowance for loan losses established on the Nantucket Bank loans which resulted in an overall lower allowance coverage ratio for the Company.

The Company had net loan chargeoffs of $9,000 in the third quarter of 2014 compared to net chargeoffs of $13,000 in the second quarter of 2014 and net chargeoffs of $77,000 in the third quarter of 2013.

Nonperforming assets were $4.6 million at September 30, 2014 compared to $4.8 million at June 30, 2014 and $3.0 million at September 30, 2013. Nonperforming assets as a percentage of total assets were 0.27% at September 30, 2014, 0.26% at June 30, 2014, and 0.24% at September 30, 2013.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc. had assets of $1.7 billion at September 30, 2014 and operates 10 branch offices in Brookline, Dedham, Hyde Park, Milton, Nantucket, Norwood and West Roxbury, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, MA. The three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer and commercial deposit and loan products to Eastern Massachusetts through a growing branch network and eCommerce channels. The Bank offers commercial and industrial and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Previously known as Hyde Park Savings Bank, Blue Hills Bank has been serving area residents for over 140 years. For more information about Blue Hills Bank, visit the Blue Hills web site at www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our new business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s prospectus dated May 14, 2014, as filed with the Securities and Exchange Commission on May 23, 2014. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets
(Dollars in thousands)				% Change
	September 30, 2014	June 30, 2014	September 30, 2013	September 14 vs. June 14	September 14 vs. September 13
Assets
Cash and due from banks	$14,632	$15,308	$9,721	(4.4)%	50.5%
Short term investments	39,229	281,618	34,088	(86.1)%	15.1%
Total cash and cash equivalents	53,861	296,926	43,809	(81.9)%	22.9%
Trading assets	—	—	829	—%	(100.0)%
Securities available for sale, at fair value	417,164	417,581	438,184	(0.1)%	(4.8)%
Federal Home Loan Bank stock, at cost	11,702	11,702	9,466	—%	23.6%
Loans held for sale	2,465	22,398	468	(89.0)%	426.7%
Loans	1,125,496	1,001,645	680,621	12.4%	65.4%
Allowance for loan losses	(12,721)	(11,292)	(8,681)	12.7%	46.5%
Loans, net of allowance for loan losses	1,112,775	990,353	671,940	12.4%	65.6%
Premises and equipment, net	18,616	18,209	7,437	2.2%	150.3%
Accrued interest receivable	4,367	4,127	3,376	5.8%	29.4%
Goodwill	9,160	9,182	—	(0.2)%	—%
Core deposit intangible	4,694	5,179	—	(9.4)%	—%
Net deferred tax asset	4,456	1,020	2,677	336.9%	66.5%
Bank-owned life insurance	30,576	30,326	29,571	0.8%	3.4%
Other assets	16,775	16,102	12,100	4.2%	38.6%
Total assets	$1,686,611	$1,823,105	$1,219,857	(7.5)%	38.3%
Liabilities and Stockholders' Equity
NOW and demand	$252,439	$237,586	$104,665	6.3%	141.2%
Regular savings	318,557	343,697	344,293	(7.3)%	(7.5)%
Money market	233,392	195,264	81,982	19.5%	184.7%
Certificates of deposit	289,384	293,516	309,800	(1.4)%	(6.6)%
Brokered deposits	58,705	81,205	80,670	(27.7)%	(27.2)%
Total deposits	1,152,477	1,151,268	921,410	0.1%	25.1%
Stock subscriptions	—	283,958	—	—%	—%
Short-term borrowings	75,000	160,000	65,000	(53.1)%	15.4%
Long-term debt	35,000	35,000	45,000	—%	(22.2)%
Other liabilities	14,068	16,724	16,378	(15.9)%	(14.1)%
Total liabilities	1,276,545	1,646,950	1,047,788	(22.5)%	21.8%
Preferred stock	—	18,724	18,724	(100.0)%	(100.0)%
Common stock	285	—	—	—%	—%
Additional paid-in capital	280,926	—	—	—%	—%
Unearned compensation- ESOP	(22,393)	—	—	—%	—%
Retained earnings	146,979	149,959	151,049	(2.0)%	(2.7)%
Accumulated other comprehensive income	4,269	7,472	2,296	(42.9)%	85.9%
Total stockholders' equity	410,066	176,155	172,069	132.8%	138.3%
Total liabilities and stockholders' equity	$1,686,611	$1,823,105	$1,219,857	(7.49)%	38.3%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Assets
Cash and due from banks	$14,632	$15,308	$17,811	$8,151	$9,721
Short term investments	39,229	281,618	29,402	32,165	34,088
Total cash and cash equivalents	53,861	296,926	47,213	40,316	43,809
Trading assets	—	—	—	750	829
Securities available for sale, at fair value	417,164	417,581	444,959	441,306	438,184
Federal Home Loan Bank stock, at cost	11,702	11,702	11,246	10,766	9,466
Loans held for sale	2,465	22,398	874	765	468
Loans	1,125,496	1,001,645	923,769	774,253	680,621
Allowance for loan losses	(12,721)	(11,292)	(10,346)	(9,671)	(8,681)
Loans, net of allowance for loan losses	1,112,775	990,353	913,423	764,582	671,940
Premises and equipment, net	18,616	18,209	18,281	7,478	7,437
Accrued interest receivable	4,367	4,127	3,906	4,290	3,376
Goodwill	9,160	9,182	9,182	—	—
Core deposit intangible	4,694	5,179	5,688	—	—
Net deferred tax asset	4,456	1,020	1,859	2,831	2,677
Bank-owned life insurance	30,576	30,326	30,080	29,831	29,571
Other assets	16,775	16,102	12,816	11,372	12,100
Total assets	$1,686,611	$1,823,105	$1,499,527	$1,314,287	$1,219,857
Liabilities and Stockholders' Equity
NOW and demand	$252,439	$237,586	$242,544	$118,648	$104,665
Regular savings	318,557	343,697	351,040	332,518	344,293
Money market	233,392	195,264	195,713	75,716	81,982
Certificates of deposit	289,384	293,516	306,759	296,718	309,800
Brokered deposits	58,705	81,205	20,705	91,623	80,670
Total deposits	1,152,477	1,151,268	1,116,761	915,223	921,410
Stock subscriptions	—	283,958	—	—	—
Short-term borrowings	75,000	160,000	150,000	170,000	65,000
Long-term debt	35,000	35,000	45,000	45,000	45,000
Other liabilities	14,068	16,724	14,601	12,530	16,378
Total liabilities	1,276,545	1,646,950	1,326,362	1,142,753	1,047,788
Preferred stock	—	18,724	18,724	18,724	18,724
Common stock	285	—	—	—	—
Additional paid-in capital	280,926	—	—	—	—
Unearned compensation- ESOP	(22,393)	—	—	—	—
Retained earnings	146,979	149,959	149,742	150,345	151,049
Accumulated other comprehensive income	4,269	7,472	4,699	2,465	2,296
Total liabilities and stockholders' equity	410,066	176,155	173,165	171,534	172,069
Total liabilities and stockholders' equity	$1,686,611	$1,823,105	$1,499,527	$1,314,287	$1,219,857

Blue Hills Bancorp, Inc.
Consolidated Statements of Operations - Quarters
(Dollars in thousands)	Quarters Ended			% Change
	September 30, 2014	June 30, 2014	September 30, 2013	September 14 vs. June 14	September 14 vs. September 13
Interest and fees on loans	$9,725	$9,399	$5,663	3.5%	71.7%
Interest on securities	1,892	2,003	2,081	(5.5)%	(9.1)%
Dividends	1,388	119	230	1,066.4%	503.5%
Other	65	30	10	116.7%	550.0%
Total interest and dividend income	13,070	11,551	7,984	13.2%	63.7%
Interest on deposits	1,376	1,348	1,674	2.1%	(17.8)%
Interest on borrowings	275	326	305	(15.6)%	(9.8)%
Total interest expense	1,651	1,674	1,979	(1.4)%	(16.6)%
Net interest and dividend income	11,419	9,877	6,005	15.6%	90.2%
Provision for loan losses	1,438	959	1,136	49.9%	26.6%
Net interest and dividend income, after provision for loan losses	9,981	8,918	4,869	11.9%	105.0%
Deposit account fees	337	343	148	(1.7)%	127.7%
Interchange and ATM fees	390	371	214	5.1%	82.2%
Mortgage banking	101	75	87	34.7%	16.1%
Gain (loss) on sale of jumbo residential mortgage portfolio loans	240	—	(81)	—%	(396.3)%
Loan level derivative income	296	57	615	419.3%	(51.9)%
Realized securities gains and impairment losses, net	349	1,191	1,253	(70.7)%	(72.1)%
Gains on trading assets, net	—	—	283	—%	(100.0)%
Bank-owned life insurance income	250	246	247	1.6%	1.2%
Bank-owned life insurance death benefit gains	—	—	401	—%	(100.0)%
Pension curtailment gain	1,304	—	—	—%	—%
Miscellaneous	107	27	(21)	296.3%	(609.5)%
Total noninterest income	3,374	2,310	3,146	46.1%	7.2%
Salaries and employee benefits	5,424	5,212	3,949	4.1%	37.4%
Occupancy and equipment	1,150	1,298	948	(11.4)%	21.3%
Data processing	805	701	466	14.8%	72.7%
Professional fees	694	1,123	1,298	(38.2)%	(46.5)%
Advertising	815	658	342	23.9%	138.3%
FDIC deposit insurance	360	196	128	83.7%	181.3%
Directors' fees	150	156	125	(3.8)%	20.0%
Amortization of core deposit intangible	485	509	—	(4.7)%	—%
Charitable Foundation contributions	7,000	—	—	—%	—%
Other general and administrative	865	809	354	6.9%	144.4%
Total noninterest expense	17,748	10,662	7,610	66.5%	133.2%
Income (loss) before income taxes	(4,393)	566	405	876.1%	(1,184.7)%
Provision (benefit) for income taxes	(1,435)	137	(214)	1,147.4%	(570.6)%
Net income (loss)	$(2,958)	$429	$619	789.5%	(577.9)%

Earnings (loss) per share is not presented herein as common stock has not been outstanding during the entire three months ended September 30, 2014. At September 30, 2014, there are no common stock equivalents.

Blue Hills Bancorp, Inc.
Consolidated Statements of Operations - Year to Date
(Dollars in thousands)	Year to Date
	September 30, 2014	September 30, 2013	% Change
Interest and fees on loans	$27,175	$15,423	76.2%
Interest on securities	5,832	6,827	(14.6)%
Dividends	1,673	879	90.3%
Other	110	56	96.4%
Total interest and dividend income	34,790	23,185	50.1%
Interest on deposits	4,075	5,313	(23.3)%
Interest on borrowings	905	863	4.9%
Total interest expense	4,980	6,176	(19.4)%
Net interest and dividend income	29,810	17,009	75.3%
Provision for loan losses	3,111	3,093	0.6%
Net interest and dividend income, after provision for loan losses	26,699	13,916	91.9%
Deposit account fees	971	415	134.0%
Interchange and ATM fees	1,046	612	70.9%
Mortgage banking	244	668	(63.5)%
Gain on sale of jumbo residential mortgage portfolio loans	240	535	(55.1)%
Loan level derivative income	503	885	(43.2)%
Realized securities gains and impairment losses, net	2,081	5,632	(63.1)%
Gains on trading assets, net	25	560	(95.5)%
Bank-owned life insurance income	745	763	(2.4)%
Bank-owned life insurance death benefit gains	—	1,872	(100.0)%
Pension curtailment gain	1,304	—	—%
Miscellaneous	154	308	(50.0)%
Total noninterest income	7,313	12,250	(40.3)%
Salaries and employee benefits	15,765	11,744	34.2%
Occupancy and equipment	4,049	2,886	40.3%
Data processing	2,111	1,288	63.9%
Professional fees	2,976	2,648	12.4%
Advertising	1,774	1,554	14.2%
FDIC deposit insurance	734	425	72.7%
Directors' fees	456	376	21.3%
Amortization of core deposit intangible	1,347	—	—%
Charitable Foundation contributions	7,000	—	—%
Other general and administrative	2,454	1,783	37.6%
Total noninterest expense	38,666	22,704	70.3%
Income (loss) before income taxes	(4,654)	3,462	(234.4)%
Provision (benefit) for income taxes	(1,726)	184	(1,038.0)%
Net income (loss)	$(2,928)	$3,278	(189.3)%

Blue Hills Bancorp Inc.
Consolidated Statements of Operations - Trend
	Quarters Ended
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Interest and fees on loans	$9,725	$9,399	$8,051	$6,453	$5,663
Interest on securities	1,892	2,003	1,937	1,994	2,081
Dividends	1,388	119	166	1,450	230
Other	65	30	15	10	10
Total interest and dividend income	13,070	11,551	10,169	9,907	7,984
Interest on deposits	1,376	1,348	1,351	1,490	1,674
Interest on borrowings	275	326	304	305	305
Total interest expense	1,651	1,674	1,655	1,795	1,979
Net interest and dividend income	11,419	9,877	8,514	8,112	6,005
Provision for loan losses	1,438	959	714	1,001	1,136
Net interest and dividend income, after provision for loan losses	9,981	8,918	7,800	7,111	4,869
Deposit account fees	337	343	291	164	148
Interchange and ATM fees	390	371	285	209	214
Mortgage banking	101	75	68	86	87
Gain (loss) on sale of jumbo residential mortgage portfolio loans	240	—	—	—	(81)
Loan level derivative income	296	57	150	507	615
Realized securities gains and impairment losses, net	349	1,191	541	(633)	1,253
Gains (losses) on trading assets, net	—	—	25	(55)	283
Bank-owned life insurance income	250	246	249	260	247
Bank-owned life insurance death benefit gains	—	—	—	—	401
Pension curtailment gain	1,304	—	—	—	—
Miscellaneous	107	27	20	223	(21)
Total noninterest income	3,374	2,310	1,629	761	3,146
Salaries and employee benefits	5,424	5,212	5,129	5,159	3,949
Occupancy and equipment	1,150	1,298	1,601	1,110	948
Data processing	805	701	605	646	466
Professional fees	694	1,123	1,159	700	1,298
Advertising	815	658	301	269	342
FDIC deposit insurance	360	196	178	95	128
Directors' fees	150	156	150	312	125
Amortization of core deposit intangible	485	509	353	—	—
Charitable Foundation contributions	7,000	—	—	—	—
Other general and administrative	865	809	780	664	354
Total noninterest expense	17,748	10,662	10,256	8,955	7,610
Income (loss) before income taxes	(4,393)	566	(827)	(1,083)	405
Provision (benefit) for income taxes	(1,435)	137	(428)	(468)	(214)
Net income (loss)	$(2,958)	$429	$(399)	$(615)	$619

Blue Hills Bancorp Inc.
Average Balances/Yields
(Dollars in thousands)	Quarters Ended
	September 30, 2014			June 30, 2014			September 30, 2013
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans	$1,085,951	$9,725	3.55%	$969,417	$9,399	3.89%	$626,905	$5,663	3.58%
Securities	414,864	3,237	3.10	422,335	2,081	1.98	510,972	2,302	1.79
Other interest earning assets and FHLB stock	113,163	108	0.38	94,149	71	0.30	29,586	19	0.25
Total interest-earning assets	1,613,978	13,070	3.21%	1,485,901	11,551	3.12%	1,167,463	7,984	2.71%
Non-interest-earning assets	91,717			90,026			51,344
Total assets	$1,705,695			$1,575,927			$1,218,807

Interest-bearing liabilities
NOW	$124,846	$19	0.06%	$121,263	$19	0.06%	$64,322	$19	0.12%
Regular savings	336,151	360	0.42	345,837	329	0.38	353,231	576	0.65
Money market	197,500	270	0.54	191,972	251	0.52	80,925	126	0.62
Certificates of deposit	346,807	727	0.83	359,668	749	0.84	353,171	953	1.07
Total interest-bearing deposits	1,005,304	1,376	0.54%	1,018,740	1,348	0.53%	851,649	1,674	0.78%
Borrowings	145,848	275	0.75	206,077	326	0.63	149,602	305	0.81
Total interest-bearing liabilities	1,151,152	1,651	0.57%	1,224,817	1,674	0.55%	1,001,251	1,979	0.78%
Non-interest-bearing deposits	117,393			112,849			29,629
Other non-interest-bearing liabilities	78,377			63,496			16,831
Total liabilities	1,346,922			1,401,162			1,047,711
Stockholders' Equity	358,773			174,765			171,096
Total liabilities and stockholders' equity	$1,705,695			$1,575,927			$1,218,807

Net interest and dividend income		$11,419			$9,877			$6,005
Net interest rate spread			2.64%			2.57%			1.93%
Net interest margin			2.81%			2.67%			2.04%
Total deposit cost			0.49%			0.48%			0.75%
No tax equivalent yield adjustments have been made as the effect of such adjustments would not be material.

Blue Hills Bancorp Inc.
Average Balances/Yields
(Dollars in thousands)	Year to Date
	September 30, 2014			September 30, 2013
	Average balance	Interest	Yield/ Cost	Average balance	Interest	Yield/ Cost
Interest-earning assets
Total loans	$979,459	$27,175	3.71%	$548,644	$15,423	3.76%
Securities	426,658	7,384	2.31	519,028	7,678	1.98
Other interest earning assets and FHLB stock	84,741	231	0.36	48,402	84	0.23
Total interest-earning assets	1,490,858	34,790	3.12%	1,116,074	23,185	2.78%
Non-interest-earning assets	85,450			59,311
Total assets	$1,576,308			$1,175,385

Interest-bearing liabilities
NOW	$120,382	$59	0.07%	$63,817	$53	0.11%
Regular savings	344,069	1,043	0.41	347,300	1,970	0.76
Money market	186,685	730	0.52	81,840	435	0.71
Certificates of deposit	353,947	2,243	0.85	339,128	2,855	1.13
Total interest-bearing deposits	1,005,083	4,075	0.54%	832,085	5,313	0.85%
Borrowings	172,348	905	0.70	118,662	863	0.97
Total interest-bearing liabilities	1,177,431	4,980	0.57%	950,747	6,176	0.87%
Non-interest-bearing deposits	108,889			27,707
Other non-interest-bearing liabilities	53,648			21,056
Total liabilities	1,339,968			999,510
Stockholders' equity	236,340			175,875
Total liabilities and stockholders' equity	$1,576,308			$1,175,385

Net interest and dividend income		$29,810			$17,009
Net interest rate spread			2.55%			1.91%
Net interest margin			2.67%			2.04%
Total deposit cost			0.49%			0.83%
No tax equivalent yield adjustments have been made as the effect of such adjustments would not be material.

Blue Hills Bancorp, Inc.
Average Balances - Trend
	Quarters ended
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Interest-earning assets
Total loans	$1,085,951	$969,417	$880,754	$720,615	$626,905
Securities	414,864	422,335	443,084	445,584	510,972
Other interest earning assets and FHLB stock	113,163	94,149	46,176	38,191	29,586
Total interest-earning assets	1,613,978	1,485,901	1,370,014	1,204,390	1,167,463
Non-interest-earning assets	91,717	90,026	71,684	49,358	51,344
Total assets	$1,705,695	$1,575,927	$1,441,698	$1,253,748	$1,218,807

Interest-bearing liabilities
NOW	$124,846	$121,263	$114,927	$74,777	$64,322
Regular savings	336,151	345,837	350,377	337,315	353,231
Money market	197,500	191,972	170,283	79,398	80,925
Certificates of deposit	346,807	359,668	355,463	385,674	353,171
Total interest-bearing deposits	1,005,304	1,018,740	991,050	877,164	851,649
Borrowings	145,848	206,077	165,333	153,728	149,602
Total interest-bearing liabilities	1,151,152	1,224,817	1,156,383	1,030,892	1,001,251
Non-interest-bearing deposits	117,393	112,849	96,193	36,980	29,629
Other non-interest-bearing liabilities	78,377	63,496	15,682	12,162	16,831
Total liabilities	1,346,922	1,401,162	1,268,258	1,080,034	1,047,711
Stockholders' Equity	358,773	174,765	173,440	173,714	171,096
Total liabilities and stockholders' equity	$1,705,695	$1,575,927	$1,441,698	$1,253,748	$1,218,807

Blue Hills Bancorp, Inc.
Yield Trend
	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Interest-earning assets
Total loans	3.55%	3.89%	3.71%	3.55%	3.58%
Securities	3.10%	1.98%	1.89%	3.06%	1.79%
Other interest earning assets and FHLB stock	0.38%	0.30%	0.46%	0.19%	0.25%
Total interest-earning assets	3.21%	3.12%	3.01%	3.26%	2.71%

Interest-bearing liabilities
NOW	0.06%	0.06%	0.07%	0.08%	0.12%
Regular savings	0.42%	0.38%	0.41%	0.53%	0.65%
Money market	0.54%	0.52%	0.50%	0.49%	0.62%
Certificates of deposit	0.83%	0.84%	0.88%	0.96%	1.07%
Total interest-bearing deposits	0.54%	0.53%	0.55%	0.67%	0.78%
Borrowings	0.75%	0.63%	0.75%	0.79%	0.81%
Total interest-bearing liabilities	0.57%	0.55%	0.58%	0.69%	0.78%

Net interest rate spread	2.64%	2.57%	2.43%	2.57%	1.93%
Net interest margin	2.81%	2.67%	2.52%	2.67%	2.04%
Total deposit cost	0.49%	0.48%	0.50%	0.65%	0.75%

No tax equivalent yield adjustments have been made as the effect of such adjustments would not be material.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income (Loss)
	Quarters Ended
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013

Net income (loss)-GAAP basis	$(2,958)	$429	$(399)	$(615)	$619
Noninterest income adjustments:
Less gain on bank-owned life insurance death benefits	—	—	—	—	(401)
Less pension curtailment gain	(1,304)	—	—	—	—
Noninterest expense adjustments:
Add Nantucket Bank acquisition expenses	2	173	775	350	233
Add expenses related to mutual to stock conversion	51	330	488	184	—
Add Charitable Foundation contribution	7,000	—	—	—	—
Income tax effects	(1,955)	(171)	(429)	(182)	(79)
Net income (loss)-Non-GAAP basis	$836	$761	$435	$(263)	$372

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income (Loss)
	Year to Date
	September 30, 2014	September 30, 2013

Net income (loss)-GAAP basis	$(2,928)	$3,278
Noninterest income adjustments:
Less gain on bank-owned life insurance death benefits	—	(1,872)
Less pension curtailment gain	(1,304)	—
Noninterest expense adjustments:
Add Nantucket Bank acquisition expenses	950	233
Add expenses related to mutual to stock conversion	869	—
Add Charitable Foundation contribution	7,000	—
Income tax effects	(2,555)	(79)
Net income Non-GAAP basis	$2,032	$1,560

The Company’s management believes that the presentation of net income on a non-GAAP basis excluding nonrecurring items provides useful information for evaluating the Company’s operating results and any related trends that may be affecting the Company’s business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Performance Ratios (annualized)
Return (loss) on average assets (ROAA):
GAAP	(0.69)%	0.11%	(0.11)%	(0.19)%	0.20%
Non-GAAP(1)	0.19%	0.19%	0.12%	(0.08)%	0.12%
Return (loss) on average equity (ROAE):
GAAP	(3.27)%	0.98%	(0.93)%	(1.40)%	1.44%
Non-GAAP(1)	0.92%	1.75%	1.02%	(0.60)%	0.86%
Return (loss) on average tangible common equity (ROATCE):
GAAP	(3.53)%	1.21%	(1.12)%	(1.57)%	1.61%
Non-GAAP(1)	1.00%	2.14%	1.22%	(0.67)%	0.97%
Efficiency Ratio:
GAAP	120%	87%	101%	101%	83%
Non-GAAP(1)	79%	83%	89%	95%	84%

	Year to Date
	September 30, 2014	September 30, 2013
Performance Ratios (annualized)
Return (loss) on average assets (ROAA):
GAAP	(0.25)%	0.37%
Non-GAAP(1)	0.17%	0.18%
Return (loss) on average equity (ROAE):
GAAP	(1.66)%	2.49%
Non-GAAP(1)	1.15%	1.19%
Return (loss) on average tangible common equity (ROATCE):
GAAP	(1.86)%	2.79%
Non-GAAP(1)	1.29%	1.33%
Efficiency Ratio:
GAAP	104%	78%
Non-GAAP(1)	83%	82%

(1) See page 14 for a reconciliation of Non-GAAP financial measures

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Dollars in thousands, except share data)	At or for the Quarters Ended			At or for the Nine Months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Asset Quality
Nonperforming Assets	$4,566	$4,766	$2,985	$4,566	$2,985
Nonperforming Assets/Total Assets	0.27%	0.26%	0.24%	0.27%	0.24%
Allowance for Loan Losses/Total Loans	1.13%	1.13%	1.27%	1.13%	1.27%
Net Chargeoffs (Recoveries)	$9	$13	$77	$60	$(39)
Annualized Chargeoffs (Recoveries)/Average Loans	—%	0.01%	0.05%	0.01%	(0.01)%

Capital/Other
Common shares outstanding	28,466,813	n/a	n/a	28,466,813	n/a
Book value per share	$14.41	n/a	n/a	$14.41	n/a
Tangible book value per share	$13.92	n/a	n/a	$13.92	n/a
Tangible Common Equity/Tangible Assets	23.69%	7.91%	12.57%	23.69%	12.57%
Full-time Equivalent Employees	198	202	146	198	146